Exhibit 99.1

THE HERSHEY COMPANY ANNOUNCES ELECTION OF NEW DIRECTORS

HERSHEY Pa., Nov. 11, 2007 — The Hershey Company (NYSE: HSY) today announced the election of eight new Directors to its Board, effective immediately, and the appointment of Kenneth L. Wolfe as non-executive Chairman, effective January 1, 2008, upon the previously announced retirement of current Chairman and CEO Richard H. Lenny.

The new independent Directors were elected by the Hershey Trust, the Company’s controlling shareholder. In addition to Mr. Wolfe, they are Charles A. Davis, Edward J. Kelly, III, Arnold G. Langbo, James E. Nevels, Thomas J. Ridge, Charles B. Strauss and LeRoy S. Zimmerman (see bios below).

Six independent Directors resigned from the Board at the request of the Hershey Trust. They are Jon A. Boscia, Robert H. Campbell, Gary P. Coughlan, Harriet Edelman, Mackey J. McDonald and Marie J. Toulantis. In addition, Bonnie G. Hill and Alfred F. Kelly, Jr., the two directors elected separately by the Company’s Common Stock shareholders, also resigned today. The Hershey Trust did not request their resignations. Their successors will be elected by Common Stock shareholders at the Company’s annual meeting next year.

Continuing as directors of the Company are: Lenny, through December 31, 2007; David J. West, who will become CEO on December 1, 2007; and Robert F. Cavanaugh, a member of the Hershey Trust Board.

Said Wolfe, “Our new world-class Board of Directors will start working today with Dave West and his strong management team to pursue strategies to improve the performance of the Company. Our goal is to recharge growth and take advantage of all opportunities we see in the marketplace.”

West said, “It is our overarching goal to make sure that we have a smooth and seamless transition at both the management and Board levels. I am already working with Rick to ensure that is the case with our management, and I look forward to working closely with Ken and the new Board of Directors to identify and pursue strategic growth initiatives to build foundations for the Company’s long-term prosperity.”

Said Lenny, “I want to thank the outgoing directors for their service to the Company and all of its stakeholders. On behalf of all of The Hershey Company’s constituents, thank you.”

Said LeRoy S. Zimmerman, Chairman of The Hershey Trust Board, “The Hershey Trust, which is obligated to manage its assets solely for the benefit of Milton Hershey School, a school for children in need, has made clear it has not been satisfied with the Company’s recent results.”

He continued: “After careful reflection and consideration of our responsibilities to the Trust, and the best interests of all Hershey Company shareholders – and after a due-diligence period in which we investigated and ascertained the considerable interest of best-in-class directors who were eager to work with the Trust to benefit all shareholders – we determined to elect new Directors to aggressively pursue addressing the Company’s business challenges.”

        “Together and individually, these new directors are independent-minded leaders with world-class capabilities and highly relevant expertise,” said Zimmerman. “Having implemented these changes, the Trust Board will return to allowing this Company Board and Management team to do their jobs and lead the Company to new successes.”

New Director Biographies

CHARLES A. DAVIS spent 23 years with Goldman, Sachs & Co., where he was head of Investment Banking Services worldwide and served on Goldman’s International Executive Committee. He currently is Chairman and Chief Executive Officer of Stone Point Capital. Mr. Davis is a director of Media General, Inc., Merchants Bancshares, Inc., and Progressive Corporation.

EDWARD J. KELLY is Managing Director of The Carlyle Group. Prior to joining Carlyle, Mr. Kelly was Chairman, President and Chief Executive Officer of Mercantile Bankshares Corporation. He serves on the boards of The Hartford Financial Services Group and CSX Corporation.

ARNOLD G. LANGBO is the former Chairman and Chief Executive Officer of the Kellogg Company, retiring after 44 years with the company. He served as a trustee of the W.W. Kellogg Trust. Mr. Langbo is a director of the Johnson & Johnson Company, Weyerhaeuser Company, and Whirlpool Corporation.

JAMES E. NEVELS is Chairman of The Swarthmore Group, a minority-owned investment-advisory firm, which he founded in 1991. Mr. Nevels presently serves as a member of Hershey Trust Company Board and of the Board of Managers of Milton Hershey School. He is a member of the Tasty Baking Company’s Board of Directors and a Member of the Board, Pro Football Hall of Fame.

THOMAS J. RIDGE is President and Chief Executive Officer of Ridge Global LLC, a global strategic consulting company. He was the first Secretary of the U.S. Department of Homeland Security and was twice elected Governor of Pennsylvania. He was a member of the U.S. House of Representatives from 1982 to 1994. Current board memberships include Exelon Corporation and Vonage.

CHARLES B. STRAUSS is the former Chairman and Chief Executive Officer of Unilever North America and a director of Unilever N.V. Mr. Strauss is a director of The Hartford Financial Services Group and Aegis Group plc.

KENNETH L. WOLFE spent 34 years with The Hershey Company, including four years as Chief Financial Officer; eight years as President and Chief Operating Officer; and eight years as Chairman and Chief Executive Officer, retiring at the end of 2001. During his tenure, the company experienced its highest growth rates. Mr. Wolfe serves on the Board of Trustees of the Fidelity Family of Mutual Funds, the world’s largest investment company, with $1.2 trillion in managed assets. He also is a director of Revlon, Inc.

LEROY S. ZIMMERMAN was Pennsylvania’s first elected attorney general. He was Chairman of Eckert Seamans Cherin & Mellot, LLC and now serves as Senior Counsel. Mr. Zimmerman is Chairman of the Board of Hershey Trust Company; Chairman of the Board of Managers of Milton Hershey School; and Chairman of the Board of Directors of Hershey Entertainment & Resorts Company. He is the former Chairman of the Board of Governors of the Dickinson School of Law, Pennsylvania State University.

About The Hershey Company

The Hershey Company (NYSE: HSY) is the largest North American manufacturer of quality chocolate and sugar confectionery products. With revenues of nearly $5 billion and more than 13,000 employees worldwide, The Hershey Company markets such iconic brands as Hershey’s, Reese’s, Hershey’s Kisses, and Ice Breakers. Hershey is the leader in the fast-growing dark and premium chocolate segment, with such brands as Hershey’s Special Dark, Hershey’s Extra Dark and Cacao Reserve by Hershey’s. Hershey’s Ice Breakers franchise delivers refreshment across a variety of mint and gum flavors and formats. In addition, Hershey leverages its iconic brands, marketplace scale and confectionery and nut expertise to develop and deliver substantial snacks, including Hershey’s and Reese’s single-serve cookies and brownies, and value-added snack nuts, including Hershey’s Milk Chocolate Covered Almonds and Hershey’s Special Dark Chocolate Covered Almonds. Hershey also offers a range of products to address the health and well-being needs of today’s consumer. Hershey’s and Reese’s Snacksters offer consumers great-tasting snacks in portion-controlled servings, while Hershey’s dark chocolate offerings provide the benefits of flavanol antioxidants. In addition, Artisan Confections Company, a wholly owned subsidiary of The Hershey Company, markets such premium chocolate offerings as Scharffen Berger, known for its high-cacao dark chocolate products, Joseph Schmidt, recognized for its fine, handcrafted chocolate gifts, and Dagoba, known for its high-quality natural and organic chocolate bars. Visit us at www.hersheynewsroom.com.

Safe Harbor Statement

This release contains statements which are forward-looking. These statements are made based upon current expectations which are subject to risk and uncertainty. Actual results may differ materially from those contained in the forward-looking statements. Factors which could cause results to differ materially include, but are not limited to: our ability to implement and generate expected ongoing annual savings from the initiatives to transform our supply chain and advance our value-enhancing strategy; changes in raw material and other costs and selling price increases; our ability to execute our supply chain transformation within the anticipated timeframe in accordance with our cost estimates; the impact of future developments related to the product recall and temporary plant closure in Canada in the fourth quarter of 2006, including our ability to recover costs we incurred for the recall and plant closure from responsible third-parties; pension cost factors, such as actuarial assumptions, market performance and employee retirement decisions; changes in our stock price, and resulting impacts on our expenses for incentive compensation, stock options and certain employee benefits; market demand for our new and existing products; changes in our business environment, including actions of competitors and changes in consumer preferences; changes in governmental laws and regulations, including taxes; risks and uncertainties related to our international operations; and such other matters as discussed in our Annual Report on Form 10-K for 2006.

# # #

Media Contacts:
Regarding: The Hershey Company Regarding: Hershey Trust	Kirk Saville Tim Reeves	(717) 534-7838 (717) 232-5554, x 106